SUB-ADMINISTRATION AGREEMENT


         This SUB-ADMINISTRATION AGREEMENT (the "Agreement") is made as of December 1, 1998 by and among THE BANK OF NEW YORK ("BNY"), NATIONSBANC ADVISORS, INC. ("NBAI") and NATIONS INSTITUTIONAL RESERVES ("Reserves").

         WHEREAS, Reserves is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, NBAI serves as the Co-Administrator for the investment portfolios of Reserves pursuant to a separate Co-Administration Agreement; and

         WHEREAS, NBAI desires to retain BNY to render certain sub-administrative services to Reserves and to NBAI, as Co-Administrator of Reserves, and BNY is willing to render such services.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

         1.  Appointment and Duties as Sub-Administrator.
             -------------------------------------------

         (a) NBAI hereby appoints BNY to act as Sub-Administrator of Reserves and to render sub-administrative services for each portfolio of Reserves listed on Schedule I (individually, a "Fund" and collectively, the "Funds") and BNY hereby accepts such appointment and agrees to render the services and duties set forth in Schedule II as it may be amended from time to time, for the compensation and on the terms herein provided. Each new investment portfolio established in the future by Reserves or NBAI will become a "Fund" for all purposes hereunder when BNY receives a revised Schedule I from NBAI or Reserves that includes such new portfolio.

         (b) Subject to the other provisions of this Section 1, in performing all services under this Agreement, BNY shall (i) act in conformity with Reserves' Agreement and Declaration of Trust and Bylaws (the "Bylaws"), the 1940 Act and the rules thereunder, including but not limited to Rules 31a-1 to 31a-3, and other applicable laws and regulations, as the same may be amended from time to time, and Reserves' Registration Statement, as such Registration Statement may be amended from time to time; (ii) consult and coordinate with NBAI and Reserves, as necessary and appropriate; and (iii) advise and report to NBAI and Reserves, as necessary or appropriate, with respect to any compliance matters that come to its attention. In performing all services under this Agreement BNY shall meet the minimum quality of service standards set forth on Schedule III.

         (c) Reserves has furnished BNY and NBAI with copies properly certified or authenticated of each of the following: (i) Reserves' Agreement and Declaration of Trust or other organizational document and all amendments thereto (the "Declaration"); (ii) Reserves'

Bylaws; (iii) resolutions of Reserves' Board of Trustees or other governing body (the "Board") authorizing the execution, delivery and performance of this Agreement by Reserves; (iv) Reserves' most recent Post-Effective Amendment to its Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended, and under the 1940 Act (File Nos. 33-33144 and 811-6030), as filed with the Securities and Exchange Commission (the "SEC") relating to the Funds' shares (the "Shares"); (iv) the Funds' current Prospectus(es); (v) the Funds' current Statement(s) of Additional Information; and (vi) the pricing procedures applicable to the calculation of the Funds' net asset values as approved by Reserves' Board (the "Pricing Procedures"). It is solely Reserves' responsibility to furnish BNY from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, and BNY will not be held to have knowledge of any such amendments or supplements until the same are actually received by BNY. Furthermore, Reserves will provide BNY with any other documents that BNY and NBAI may reasonably request and will notify BNY and NBAI as soon as possible of any matter materially affecting either BNY's or NBAI's performance of its services under this Agreement.

         (d)(i) BNY undertakes to report on a regular basis to NBAI and Reserves regarding: (A) the readiness of its computer systems, or those used by it in the performance of its duties hereunder, properly to record, store, process, calculate or present calendar dates falling on and after, and time spans including, September 9, 1999, January 1, 2000 or February 29, 2000 (the "Subject Dates") as a result of the occurrence, or use of data containing any such Subject Dates; (B) the readiness of its computer systems or those used by it in the performance of its duties hereunder, to calculate any information dependent on or relating to dates on or after the Subject Dates; and (C) its ability to perform the administration and fund accounting services set forth in Schedule II (the "Services") in accordance with any applicable performance standards set forth in Schedule III (the "Standards") with respect to the maintenance of records or processing of data containing dates falling on or after the Subject Dates, provided that, with respect to computers used but not owned by BNY and third-party computer systems other than InvestOne, BNY's responsibility shall be limited to seeking similar reports from such owners or third parties and promptly forwarding such reports to NBAI. Without limiting the foregoing, BNY undertakes to notify NBAI and Reserves, in writing, of any concerns believed by BNY to be material regarding the events described in this paragraph, provided that, with respect to computers owned by others and third-party computer systems other than InvestOne, BNY's responsibility shall be limited to seeking similar notice from such owners or third parties and promptly forwarding such notifications to NBAI.

         (ii) NBAI or Reserves shall have the right to terminate this Agreement if there is a "material failure" by BNY to perform any of the Services in accordance with the Standards due to a failure by computers owned or used by BNY in performing its duties hereunder to properly process the occurrence of the Subject Dates or data containing the Subject Dates. As used in this Section 1(d), the term "material failure" shall be limited to a failure to provide any of the Services in accordance with the Standards, provided that no such failure shall be deemed a "material failure" if such failure occurs at or about the time other major financial institutions similar to BNY providing similar services in a similar volume to investment companies similar to Reserves are experiencing similar failures, and, provided further, that no failure by BNY shall be or be deemed a "material failure" if BNY substantially provides the Services under a contingency plan, it being agreed that, to the extent that the parties mutually agree, the time frames and deadlines set forth in Schedule III of this Agreement and elsewhere shall not be considered in determining whether BNY is substantially providing the Services in accordance with the Standards. NBAI and Reserves agree to act reasonably and in good faith in considering any request by BNY to extend time frames and deadlines.

         (iii) In the event there is a "material failure" by BNY to provide the Services and such "material failure" is not cured by BNY within 10 days after such material failure arises, NBAI or Reserves shall have the right to terminate this Agreement upon the giving of 60 days written notice to BNY. BNY shall, notwithstanding any other provision contained in this Agreement, have no liability to Reserves or NBAI under this Agreement if such "material failure" initially arose out of or was caused by a failure of a computer used but not owned by BNY or owned by a third party (other than InvestOne) to properly process the Subject Dates or data containing the Subject Dates, and BNY shall be entitled to any compensation and reimbursement for out-of-pocket expense as may then be due and payable, as well as agreed-upon out-of-pocket expenses incurred in connection with such a termination. If such a termination is the result of a "material failure" initially arising out of, or caused by a failure of computers owned by BNY or a failure by InvestOne, then, first, BNY's liability hereunder for such failure shall, notwithstanding any other provision contained in this Agreement to the contrary, be limited to the lesser of (x) the fees paid to a successor service provider during the six months next succeeding the date of termination to the extent such fees exceed the fees that would have been paid to BNY hereunder, and (y) $1,000,000; and second, BNY shall not be entitled to out-of-pocket expenses incurred in connection with such a termination.

         (iv) In the event of conflict between this Section 1(d) and any other provision contained in this Agreement, this Section 1(d) shall control.

         (v) NBAI and Reserves each agree to hold all of the provisions of this
Section 1(d) in strict confidence and not to disclose, nor permit disclosure of, such provisions.

         (e) Subject to the direction and approval of Reserves' Board and appropriate officers and the provisions of this Agreement, BNY shall provide to each Fund the administrative services set forth on Schedule II attached hereto. In performing such services hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel. BNY shall not provide any services relating to the management, investment advisory or sub-advisory functions of any Fund, distribution of shares of any Fund, maintenance of any Fund's financial records (except as otherwise agreed by the parties) or any services normally performed by the Funds' counsel or independent accountants. Upon receipt of Reserves' prior written consent, BNY may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Unless expressly agreed in writing, BNY shall not be relieved of liability or responsibility for the performance of any duties or obligations delegated to a delegee or agent, provided that BNY shall have no liability for duties or obligations that are delegated to a delegee or agent at the instruction of Reserves or NBAI. Reserves and NBAI shall cause their respective officers, and shall use reasonable efforts to cause Reserves' or NBAI's legal counsel, independent accountants, and transfer agent to cooperate with BNY and to provide BNY, upon BNY's reasonable written request, such information, documents and advice relating to such Fund as is within the possession or knowledge of such persons, in order to enable BNY to perform its duties hereunder. Such cooperation or provision of information, documents or advice shall be at no cost to BNY, provided BNY's request is reasonable and NBAI shall have been notified of the request. In connection with its duties hereunder, BNY shall be entitled to reasonably rely upon any documents relating to a Fund provided to BNY by any of the aforementioned persons. BNY may apply to Reserves or NBAI for written instructions with respect to any matter arising in connection with BNY's performance hereunder. If, after a reasonable period of time, BNY receives no response to any such application, BNY may then notify Reserves or NBAI of reasonable action that BNY shall take if written instructions are not received within a stated period of time after such notice, and then BNY shall not be liable for taking such reasonable action as if written instructions had been provided. BNY is entitled to reasonably rely and act in accordance with written instructions believed to have been given by authorized persons and shall incur no costs for such reasonable reliance. BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedule II hereto, and no covenant or obligation shall be implied against BNY in connection with this Agreement.

         (f) Reserves and NBAI, for itself and not for the others, hereby represents and warrants to BNY, which representations and warranties shall be deemed to be continuing, that: (i) it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by it in accordance with all requisite action and constitutes a valid and legally binding obligation, enforceable in accordance with its terms;
(iii) it is conducting its business substantially in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; (iv) there is no statute, regulation, rule, order or judgment binding on it and no provision of its Declaration or Bylaws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement; and (v) Reserves and NBAI will use reasonable efforts to promptly notify BNY of any errors or omissions contained in any reports, calculations, valuations and other items of information, provided that any failure by Reserves or NBAI to detect any such errors or omissions shall not relieve BNY of any resulting liability therefrom. To the extent that NBAI has actual knowledge of any such error or omission and fails to use reasonable efforts to promptly notify BNY, BNY shall be relieved of any liability that BNY may have mitigated had NBAI provided notice of such error or omission to BNY.

         (g) BNY hereby represents and warrants to Reserves and NBAI, which representations and warranties shall be deemed to be continuing, that: (i) it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by it in accordance with all requisite action and constitutes a valid and legally binding obligation, enforceable in accordance with its terms; and (iii) it is conducting its business substantially in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its Declaration or Bylaws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement.

         2. Compensation. For the services to be rendered, the facilities to be furnished and the compensation and other expenses to be borne by BNY, as provided for in this Agreement, BNY shall be entitled to receive a monthly fee from NBAI and reimbursement for out-of-pocket expenses as set forth in Schedule IV to this Agreement. It is understood that NBAI shall be responsible for BNY's monthly fee for its services hereunder, and BNY agrees that it shall have no claim against Reserves or the Funds with respect to compensation under this Agreement.

         3. Recordkeeping. BNY shall, as agent for Reserves, and subject to the direction and approval of the Reserves' Board and the provisions of this Agreement, maintain and keep current the books, accounts and other documents, if any, pursuant to the services and duties provided by BNY as set forth in
Schedule II of this Agreement, and preserve any such books, accounts and other documents in accordance with the applicable provisions of Rule 31a-2 of the 1940 Act. Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees and auditors of Reserves and NBAI during BNY's normal business hours. All records maintained and preserved by BNY pursuant to this Agreement which Reserves is required to maintain and preserve in accordance with Rule 31a-2 of the 1940 Act shall be and remain the property of Reserves and shall be surrendered to Reserves promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of Reserves, BNY shall provide in data files or hard copy, whichever Reserves shall reasonably elect, any records included in any such delivery which are maintained by BNY on a computer disc, or are similarly maintained, and Reserves shall reimburse BNY for its expenses of providing such hard copy.

         4.  Standard of Care; Indemnification.
             ---------------------------------

         (a) BNY shall at all times act in good faith and agrees to use its best efforts to fulfill its obligations under this Agreement, but assumes no responsibility for loss or damage to Reserves unless such loss or damages is caused by BNY's own negligence, bad faith or willful misconduct or that of its directors, officers or employees. BNY shall be responsible hereunder for all direct damages resulting from its own negligence, bad faith or willful misconduct, provided however that it shall not be responsible for lost profits or lost business arising under or in connection with this Agreement. It is understood and agreed that for purposes of this Section 4(a), "direct damages" shall include, but shall not be limited to, all legal costs, penalties, reimbursement for excess distribution and redemption payments, repurchasing costs for servicing agents and reimbursement to the Funds for net asset value breaks (as calculated under the Pricing Procedures).

         (b) Reserves, on behalf of each Fund, will indemnify BNY against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses of a defense against any claim, demand, action or suit), relating to the particular Fund and arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to BNY by any person described in Section 1 hereof or by any third party described in
Section 5; (ii) action or inaction taken or omitted to be taken by BNY pursuant to written or oral instructions described in this Agreement (or otherwise without bad faith, negligence or willful misconduct); (iii) any action taken or omitted to be taken by BNY in good faith in accordance with the advice or opinion of counsel for a Fund, Reserves, NBAI (obtained in accordance with the procedures set forth in this Agreement) or its own counsel; (iv) any improper use by the Fund, Reserves, NBAI or their respective agents, of any valuations or computations supplied by BNY pursuant to this Agreement; (v) the method of valuation of the securities and the method of computing a Fund's net asset value or any other amount computed by BNY hereunder, provided BNY has followed the Pricing Procedures; and (vi) any valuation of securities, net asset value or other amount provided by a Fund or NBAI. BNY will not confess any claim or settle or make any compromise in any instance in which Reserves will be asked to provide indemnification, except with Reserves' prior written consent. Any amounts payable by Reserves under this Section 4(b) shall be satisfied only against the assets of the Fund involved in the claim, demand, action or suit and not against the assets of any other investment portfolio of Reserves.

         5.  Fund Accounting Services.
             ------------------------

         (a) BNY, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by a Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of securities; the amounts or formula for calculating the amounts and times of accrual of Fund's liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of securities; and amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of the Fund. In the event BNY's computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable, or any other third party pricing source designated by Reserves, BNY shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. BNY shall not be required to inquire into any valuation of securities or other assets by the Fund or any third party described in this Section, even though BNY in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

         (b) Subject to the provisions of this Agreement and the direction and approval of Reserves' Board, BNY shall perform the computations described in
Schedule II at such times and dates and in the manner specified or described in the then-current Prospectus(es) of a Fund. To the extent valuation of securities or a computation specified or described in a Fund's Pricing Procedures or then-current effective Prospectus is at any time inconsistent with any applicable laws or regulations, Reserves or NBAI shall immediately so notify BNY in writing and thereafter shall furnish BNY at all appropriate times with the values of such securities and such Fund's net asset value or other amounts otherwise to be calculated by BNY, or, subject to the prior approval of BNY, instruct BNY in writing to value securities and make such computations in a manner which Reserves or NBAI then represents in writing to be consistent with all applicable laws and regulations. Reserves or NBAI may also from time to time, subject to the prior approval of BNY, instruct BNY in writing to make computations other than as specified in this Section of this Agreement. By giving such instruction, Reserves or NBAI shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then-current effective Prospectus of the particular Fund. Reserves or NBAI shall have sole responsibility for determining the method of valuation of securities and the method of computations, and all computations, valuation of securities and the method of computing each Fund's net asset value shall be subject to approval by Reserves and NBAI. BNY shall not be liable for relying on any price provided by any pricing service believed by BNY to be reliable, and Reserves or NBAI shall furnish values when the same are not available from a pricing service utilized by BNY, with such furnishing to constitute an instruction to BNY to rely on the provided values.

         (c) BNY shall be responsible for determining and properly reflecting in the computations made by it made by it under this Agreement: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Fund; (ii) the taxable nature or effect on a Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Fund to its shareholders; (iv) the effect under any federal, state, or foreign income tax laws of a Fund making or not making any distribution or dividend payment, or any election with respect thereto; or (v) any tax accounting; provided, however, that if BNY is not certain of the taxable nature, amount or effect of any such item, it may seek instructions regarding the proper treatment of such item from Reserves or NBAI in accordance with the procedures set forth in Section 1(e), above, and shall have no liability for acting in reliance on such instructions.

         6.  Termination of Agreement.
             ------------------------

         (a) This Agreement shall become effective as of the date first set forth above and shall remain in full force and effect unless terminated pursuant to the provisions of Section 6(b).

         (b) This Agreement may be terminated at any time without payment of any penalty, upon 60 days' written notice to BNY by NBAI or by vote of the Board of Reserves; or upon 180 days' written notice to NBAI and Reserves by BNY. Upon any such termination, BNY will cooperate with and assist Reserves, NBAI, their agents and any successor administrator(s) or sub-administrator(s) in the substitution/conversion process. In connection with any termination of this Agreement, unless BNY is in breach of this Agreement, the Funds and NBAI agree to pay BNY any compensation and reimbursement for out-of-pocket expenses as may then be due and payable, as well as agreed-upon out-of-pocket expenses incurred in connection with a termination. If BNY is in breach of this Agreement, the Funds and NBAI may offset any compensation or reimbursement amounts owed to BNY by the amount of damages, costs and expenses incurred as a result of BNY's breach, including costs, expenses and reasonable incremental fees for a period not to exceed one year incurred in connection with a conversion by Reserves and NBAI to a successor service provider. In the event of a dispute as to the amount of such damages, the Funds and NBAI agree to escrow the set-off amount.

         (c) Sections 4 and 8 shall survive this Agreement's termination.

         7. Amendments. Except as expressly provided in the first paragraph of Section 1, no provision of this Agreement may be amended or modified orally, but only by an instrument in writing signed by the party against which enforcement of the amendment or modification is sought.

         8. Confidentiality. All books, records, information and data pertaining to the business of Reserves, or its prior, present or potential shareholders that are exchanged or received in connection with the performance of BNY's duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized by Reserves or as may be required by law, and shall not be used for any purpose other than performance of its responsibilities and duties hereunder, and except that BNY retains the right to disclose matters subject to confidentiality to its examiners, regulators, internal or external auditors, its accountants, its internal and external counsel, and to any other entity whenever it is advised by its internal or external counsel that it is reasonably likely that BNY would be liable for a failure to do so. BNY will endeavor to provide written notice to Reserves and NBAI at least five business days prior to any disclosures pursuant to this Section 8, but, provided it shall have provided as much notice as is reasonably practicable under the circumstances, BNY shall have no liability for any failure to do so.

         9. Service to Other Companies. Reserves and NBAI acknowledge that BNY now provides, will continue to provide and may in the future provide administrative or other services to other investment companies or series of investment companies, and Reserves and NBAI have no objection to BNY so doing. Reserves and NBAI further acknowledge that the persons employed by BNY to assist in the performance of BNY's duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of BNY or any affiliate of BNY to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

         10. Conversion Schedule. If Reserves and NBAI, in the exercise of their reasonable judgment, cannot meet the conversion schedule set forth in Schedule VI as a result of BNY's inability to provide, or to confirm that it is capable of providing, the services described in Schedule II or to meet the quality of service standards set forth in Schedule III with respect to one or more Funds in accordance with the conversion schedule attached as Schedule VI, then BNY shall be obligated to pay any resulting incremental costs incurred by Reserves or NBAI, including any incremental fees payable to First Data Investors Services Group by Reserves or NBAI.

         11. Miscellaneous.
             -------------

         (a) This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. Each Fund, Reserves and NBAI hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any such jurisdiction any of the aforementioned persons may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each irrevocably agrees not to claim, and it hereby waives, such immunity.

         (b) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

         (c) Each and every right granted to BNY, Reserves or NBAI hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BNY, Reserves or NBAI to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY, Reserves or NBAI of any right preclude any other or future exercise thereof or the exercise of any other right.

         (d) BNY shall not be responsible for delays or errors that occur by reason of circumstances beyond its reasonable control in the performance of its duties under this Agreement, provided that reasonable back-up and disaster recovery systems are in place, including, without limitation, labor difficulties, mechanical breakdowns, computer breakdowns or malfunctions (hardware or software), flood or catastrophe, acts of God, failures of transportation, communication or power supply, or other similar circumstances. Nor shall BNY be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than BNY to supply any instructions, explanations, information, specifications or documentation deemed necessary by BNY in the performance of its duties under this Agreement.

         (e) Any notice or other instrument authorized or required by this Agreement to be given in writing to Reserves, BNY and/or NBAI shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

             To Reserves:

             Nations Institutional Reserves
             111 Center Street
             Little Rock, Arkansas  72201
             Attention:  Richard H. Blank, Jr.

             To NBAI:

             NationsBanc Advisors, Inc.
             One Bank of America Plaza
             101 South Tryon Street, NC1-002-33-31
             Charlotte, NC  28255-0001
             Attention:  Edward D. Bedard

             To BNY:

             The Bank of New York
             90 Washington Street
             22nd Floor
             New York, NY  10286
             Attention:  Stephen E. Grunston

         (f) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by BNY, nor may BNY delegate responsibility for the performance of any of its duties hereunder, without the written consent of the other parties hereto.

         (g) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

         (h) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (i) This Agreement constitutes the entire agreement between the parties hereto with respect to the provision by BNY of sub-administrative services and the receipt of fees therefor, and supersedes all prior arrangements or understandings, written or oral, with respect to the provision by BNY of such services and the receipt of fees therefor.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                  THE BANK OF NEW YORK


                                  By:  /s/ Stephen E. Grunston
                                       ----------------------------------------
                                       Stephen E. Grunston
                                       Vice President


                                  NATIONSBANC ADVISORS, INC.


                                  By:  /s/ Edward D. Bedard
                                       ----------------------------------------
                                       Edward D. Bedard
                                       Senior Vice President and
                                       Chief Operating Officer


                                  NATIONS INSTITUTIONAL RESERVES

                                  By:  /s/ James E. Banks, Jr.
                                       ----------------------------------------
                                       James E. Banks, Jr.
                                       Assistant Secretary

                                   SCHEDULE I


1.  Nations Cash Reserves
2.  Nations Treasury Reserves
3.  Nations Municipal Reserves
4.  Nations Government Reserves
5.  Nations Money Market Reserves
6.  Nations California Tax Exempt Reserves
7.  Nations California Municipal Bond Fund
8.  Nations Convertible Securities Fund
9.  Nations Intermediate Bond Fund
10. Nations Blue Chip Fund
11. Nations Emerging Markets Fund
12. Nations International Value Fund
13. Nations International Equity Fund

Last Amended:  June 8, 2001

    IN WITNESS WHEREOF, the parties hereto have caused this amended Schedule I to be executed by their duly authorized officers as of the 8th day of June, 2001.


                                  THE BANK OF NEW YORK


                                  By:  /s/ Ira Rosner
                                           ----------
                                       Vice President



                                  BANC OF AMERICA ADVISORS, LLC
                                  (formerly NationsBanc Advisors, Inc.)


                                  By:  /s/ Robert H. Gordon
                                       --------------------
                                       Robert H. Gordon
                                       President


                                  NATIONS RESERVES


                                  By:  /s/ Richard H. Blank, Jr.
                                       -------------------------
                                       Richard H. Blank, Jr.
                                       Secretary

                                   SCHEDULE II

                          FUND ADMINISTRATION SERVICES

    BNY shall perform the following sub-administrative services, inaddition to any other services agreed to from time to time:

o Monitor and document compliance by the Funds with their policies and restrictions as delineated in their Prospectuses and Statements of Additional Information, including any supplements or amendments thereto, and with the rules and regulations under the 1940 Act utilizing Charles River Development's compliance monitoring system or by such other means as the parties may agree. NBAI shall be responsible for communicating such policies and restrictions, including any changes thereto, to BNY by such means as the parties agree.

o Provide income attribution summary schedules necessary for year-end tax reporting, including the attached examples. Provide a gross up for foreign taxes on a per share basis and the redesignation of income and capital gains on a per share basis.

o Prepare federal, state, excise and local income tax returns for the Funds and file such returns upon the approval of the Funds' independent accountants; monitor, report on and prepare periodic worksheet and tax provision packages with respect to Sub-Chapter M qualifications; prepare and file all Form 1099s with respect to the Funds' Trustees; monitor compliance with Section 4982 of the Internal Revenue Code; calculate and maintain records pertaining to original issue discount and premium amortization as required; identify wash sales and all other book/tax differences, and report results to the Funds' independent accountants and Funds management; and such other duties relating to federal and/or state tax compliance as the parties may agree. BNY shall be responsible for providing all pertinent tax information to the Funds' independent accountants.

o   Prepare Return of Capital Statement of Position 93-2 adjustments.

o Support NBAI in its preparation of the schedules and provide NBAI unaudited quarterly and semi-annual and audited annual financial statements and schedules of Fund investments by providing, without limitation, each Funds' schedule of investments and general ledger in electronic format and/or hard copy, as required, and such other information as may be necessary to complete such financial reports.

o Prepare statistical reports for outside information services (referenced in Schedule V), and such other information services as the parties may agree, including the ICI expense survey.

o Prepare calculations for capital gains pursuant to IRS rules in conjunction with NBAI and the Funds' independent accountants.

o Attend Fund shareholder and Board of Trustees meetings as requested by NBAI, including making such presentations as are appropriate, and, with respect to the Fund administration services described herein, provide such periodic and special reports to Reserves and NBAI as Reserves and NBAI shall reasonably request.

                            FUND ACCOUNTING SERVICES

    BNY shall provide all accounting and recordkeeping services necessary and appropriate for the business of the Funds, including but not limited to those set forth below.

                     Required Records; Ledgers and Journals
                     --------------------------------------

    BNY shall keep current the following accounts and records relating to the business of the Funds, in such form as is required by the 1940 Act and the rules thereunder, and generally accepted accounting principles, to support all filings under applicable federal and state tax laws and regulations and as may be mutually agreed to among Reserves, NBAI and BNY, and shall make available to NBAI and/or Reserves upon request:

1.  Cash Receipts Journal
2.  Cash Disbursements Journal
3.  Dividends Paid and Payable Schedule (book vs. tax basis)
4.  Purchase and Sales Journals - Portfolio Securities
5.  Realized/Unrealized Gain (Loss) Reports
6.  Subscription and Redemption Journals
7.  Security Ledgers - Transaction Report and Tax Lot Holdings Report
8.  Broker Ledger - Commission Report
9.  Daily Expense Accruals
10. Daily Interest Accruals
11. Daily Trial Balance
12. Portfolio Interest Receivable and Income Journal
13. Portfolio Dividend Receivable and Income Register
14. Listing of Portfolio Holdings - showing cost, market value and percentage of portfolio comprised of each security
15. Aged Receivables (dividends, interest, tax reclaiming)
16. Portfolio Turnover Rate
17. Cash reconciliations
18. Position reconciliations

    BNY will be responsible for maintaining, in accordance with Section 31 and the rules thereunder of the 1940 Act, all books and records so required and generated in the course of performing their duties under this agreement. Further, at a minimum, BNY shall maintain on-site the above referenced reports as of each month end for the most recent fiscal year-ended and the current fiscal year.

                            Daily Accounting Services
                            -------------------------

    BNY shall perform the following services on each Business Day:

1.  Calculate Net Asset Value (NAV), and Public Offering Price (POP)
    ----------------------------------------------------------------
    Per Share Pursuant to SEC formulas:
    -----------------------------------

o Update the valuation of security positions held by each Fund's portfolio in accordance with the Fund's Pricing Procedures and any other appropriate procedures established by the Board and NBAI as NBAI shall provide BNY in writing
o When instructed by NBAI, enter manual prices supplied by broker and link to pricing procedures
o Calculate each Fund's NAV/POP in accordance with the applicable Pricing Procedures approved by Reserves' Board of Trustees and prepare NAV proof sheet. Review components of change in NAV for reasonableness based on the tolerance levels as NBAI shall direct BNY in writing
o Review variance reporting for price changes in individual securities using variance levels established by Fund and report to Fund portfolio managers and to NBAI
o Review for ex-dividend items indicated by pricing sources; trace to general ledger for agreement
o Communicate required pricing and yield information (NAV/POP), as appropriate, to NBAI, the Funds' Transfer Agent and Sub-Transfer Agent and, electronically, to NASDAQ and to such other third parties as designated by the Funds with respect to its various distribution channels. In addition, provide Fund share activity to NBAI.

2.  Dividend Rates/Yields/Dollar Weighted Average Maturity:
    ------------------------------------------------------

o Calculate, subject to the approval of NBAI, net investment income available for distribution daily as appropriate
o   Calculate daily dividend rate, and 1, 7, 30-day yields/SEC yields
o   Calculate dollar weighted average maturity

3.  Determine and Report Cash Availability:
    --------------------------------------

o   Receive daily cash and transaction statements from the Funds' Custodian
o Complete daily bank cash reconciliations (including documentation of any reconciling items) and notify the Funds' Custodian
o   Report investable cash to NBAI and Fund sub-advisers

4.  Daily Expense Accruals:
    ----------------------

o Accrue individual expenses on a daily basis based on Instructions provided by NBAI, except for those instances where such an adjustment would cause a full penny break in NAV, in which case such adjustment will be included in the calculation of NAV on the day received
o If applicable, accrue daily amortization of organization expense as instructed by NBAI

o   If applicable, accrue daily Rule 12b-1 Plan expenses
o Adjust expense accruals as instructed by NBAI and provide reports as requested by NBAI

5.  Verify and Record All Daily Income Accruals for Debt Issues:
    -----------------------------------------------------------

o   Track income and provide year end tax schedules
o   Review and verify all interest and amortization reports
o   Periodic tie-out of receivables
o Ensure security masters denote proper interest and amortization methods as per the fund set up sheets as instructed by NBAI

6.  Monitor Securities:
    ------------------

o Review each funds portfolio holding and current days security trades for dividend activity
o Interface with Funds' Custodian for timely collection and postings of corporate actions, dividends and interest pre-payments

7.  Enter All Security Trades:
    --------------------------

o   Review verification of trade and interest calculations
o   Verify settlement through custodian statements
o   Maintain security ledger transaction reporting
o   Maintain tax lot holdings
o Determine realized gains or losses on security trades o Provide broker commission information

8.  Enter All Fund Share Transactions:
    ---------------------------------

o   Periodically reconcile dividend payable amounts with the Funds' Transfer
    Agent
o Process activity identified on transfer agent reports o Verify settlement through custodian statements
o   Reconcile to transfer agency report balances
o   Process and track capital stock gain/loss activity

9.  Prepare Daily Trial Balance:
    ---------------------------

o   Post manual entries to general ledger
o   Post custodian bank activity
o Require automated settled transactions between custody and activity records (prepare, clear and post)
o   Post shareholder and security transactions
o   Post and verify income and expense accruals and resolve differences
o   Prepare general ledger
o   Post corporate action activity

10. Review and Reconcile Custodian Statements:
    -----------------------------------------

o Verify all posted interest, dividends, expenses, and shareholder and security payments/receipts, etc. when requested
o   Post all cash settlement activity to trial balance
o   Reconcile to ending cash balance accounts
o Report to NBAI the status of past due items and failed trades with the custodian
o Reconcile cash exception Income items, tax reclaims and past due income items with custody area

11. Preparation of Accounting Reports:
    ---------------------------------

o   Price Variance Report
o   Trial Balance
o   Portfolio Valuation
o   NAV Calculation Report
o   Cash Availability
o   Change in NAV
o   Non-standard entries
o   Stale Price Report
o   Other such reports as may be reasonably be requested by NBAI

                           Monthly/Quarterly Services
                           --------------------------
    BNY shall provide the following services on a monthly or quarterly basis, within such timeframe as may be mutually agreed upon by BNY, Reserves and NBAI:

1.  Submission of Monthly Accounting Reports as mutually agreed upon

2.  Reconcile Asset Listing to Custodian Asset Listing

3.  Provide Monthly Analysis and Reconciliation of Trial Balance Accounts

4.  Prepare Documentation Supporting the Preparation of:

o   SEC yield reporting
o   Income by state reporting
o Standard Industry Code Valuation Report (please provide NBAI's industry code classifications/is there a standard for all funds)
o   Alternative Minimum Tax Income segregation schedule

5.  Provide Upon Request Broker Commission and Net Trade Reports

                  Annual (and Semi-Annual) Accounting Services
                  --------------------------------------------

    BNY shall provide the following services on an annual and semi-annual basis:

1. Supply auditors InvestOne reports supporting securities and shareholder transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements

2. Provide NBAI with information to assist NBAI in the preparation of NSAR filings

                               Other Core Services
                               -------------------

    BNY shall provide the following services:

o Accrete discounts and amortize premiums to put and call events as directed by NBAI and in a manner acceptable under generally accepted accounting principles

o   Process principal repayments on mortgage backed securities

o   Update variable securities with current rates

o Process corporate action events through a primary vender feed, and monitor results via Reuters, Bloomberg, or other available sources as the parties may agree

o Perform automated portfolio pricing with a second vendor as requested by NBAI

o Produce documents and respond to inquiries during account and SEC examinations

    Money Market Funds: Prepare daily mark to market reports and analysis in compliance with Rule 2a-7 including:

o   Calculating the daily portfolio weighted average maturity

o Report portfolio diversification based on trade/security information provided by NBAI by:
         Country, State, Tier, Liquidity, Asset Backed Securities, Industry, Letter of Credit

o Listing percentage of portfolio maturing in specified intervals (i.e., number of days)

o   Providing issuer and guarantor diversification exception reporting

    International Funds: BNY shall provide the following services:

o   Report in base and local currency

o   Processing of tax liability on foreign income subject to approval of NBAI

o   Daily variance analysis performed on FX rates for security position held

o   Produce automated bifurcation reporting in compliance with IRC Section 988

o   Mark to market security receivables and payables on a daily basis

o   Determine portfolio exposure by country and currency

    In addition to the above, BNY will provide additional support as agreed upon from time to time (i.e., financial statement production).

Federal Obligation Percentage
The following is federal obligation information on the Nations Funds portfolio earnings credited to your account in 1997. This information is provided to enable you to calculate your state tax liability if you live in a state which does not tax income from U.S. government obligations. We recommend that you consult your tax adviser if you have questions regarding the requirements for reporting this information as the requirements vary from state to state.

------------------------------------------------------------------------------------------------------------------
                                                                      Direct and
                                                                      Government             Non-
                                                                       Agency             Qualifying
FUND                                                                Obligations(1)         Income(2)        Total

Nations Balanced Assets Fund                                           3.30%                96.70%          100.00%
Nations Capital Growth Fund                                            0.00%                100.00%         100.00%
Nations Cash Reserves                                                  1.26%                98.74%          100.00%
Nations Disciplined Equity Fund                                        0.00%                100.00%         100.00%
Nations Diversified Income Fund                                       28.86%                71.14%          100.00%
Nations Emerging Growth Fund                                           0.00%                100.00%         100.00%
Nations Equity Income Fund                                             2.36%                97.64%          100.00%
Nations Equity Index Fund                                              0.09%                99.91%          100.00%
Nations Global Government Income Fund                                  9.21%                90.79%          100.00%
Nations Government Money Market Fund                                  99.78%                 0.22%          100.00%
Nations Government Reserves                                           31.19%                68.81%          100.00%
Nations Government Securities Fund                                    35.09%                64.91%          100.00%
Nations International Growth Fund                                      0.00%                100.00%         100.00%
Nations LifeGoal Balanced Growth Portfolio                            12.65%                87.35%          100.00%
Nations LifeGoal Growth Portfolio                                      0.10%                99.90%          100.00%
Nations LifeGoal Income and Growth Portfolio                          16.36%                83.64%          100.00%
Nations Managed Index Fund                                             0.33%                99.67%          100.00%
Nations Managed SmallCap Index Fund                                    0.00%                100.00%         100.00%
Nations Managed SmallCap Value Index Fund                              0.00%                100.00%         100.00%
Nations Managed Value Index Fund                                       0.00%                100.00%         100.00%
Nations Pacific Growth Fund                                            1.73%                98.27%          100.00%
Nations Prime Fund                                                     5.52%                94.48%          100.00%
Nations Short-Intermediate Government Fund                            66.12%                33.88%          100.00%
Nations Short-Term Income Fund                                        10.64%                89.36%          100.00%
Nations Small Company Growth Fund                                      0.16%                99.84%          100.00%
Nations Strategic Fixed Income Fund                                   20.21%                79.79%          100.00%
Nations Treasury Fund                                                 21.25%                78.75%          100.00%
Nations Treasury Reserves                                             17.46%                82.45%          100.00%
Nations U.S. Government Bond Fund                                     90.51%                 9.49%          100.00%
Nations Value Fund                                                     0.00%                100.00%         100.00%
------------------------------------------------------------- --------------------------------------------------------


(1) "Direct Obligations" include U.S. Treasury bills, notes, and bonds. "Government Agency" covers those non-mortgage related obligations issued by federal agencies including but not limited to, the Student Loan Marketing Association (SLMA), the Federal Farm Credit Bank, the Federal Deposit Insurance Corporation (FDIC), and the Federal Financing Bank. These obligations are backed by the full faith and credit of the U.S. government.

(2) "Non-Qualifying Income" includes earnings derived from repurchase agreements, money market instruments such as agency-issued commercial paper, other regulated investment companies, corporate obligations, and obligations issued by the Government National Mortgage Association (GNMA), the Federal National Mortgage Association (FNMA), and the Federal Home Loan Mortgage Corp. (FHLMC).


Capital Gains Information For Residents Of South Carolina

For each of the Funds, the amount of capital gains distribution which is from assets held two or more years can be determined by multiplying each capital gain distribution from your year-end statement by the appropriate percentages:

----------------------------------------------------------------------------------------------------------------------

FUND                                             May 30, 1997 Distribution          November 7, 1997 Distribution
                                                 -------------------------          -----------------------------
----------------------------------------------------------------------------------------------------------------------
Nations Balanced Assets Fund                               5.80%                               17.51%
----------------------------------------------------------------------------------------------------------------------
Nations Capital Growth Fund                                46.05%                              40.53%
----------------------------------------------------------------------------------------------------------------------
Nations Disciplined Equity Fund                            0.00%                               22.75%
----------------------------------------------------------------------------------------------------------------------
Nations Emerging Growth Fund                               33.38%                              21.24%
----------------------------------------------------------------------------------------------------------------------
Nations Equity Income Fund                                 37.09%                              51.39%
----------------------------------------------------------------------------------------------------------------------
Nations Equity Index Fund                                  8.97%                               13.84%
----------------------------------------------------------------------------------------------------------------------
Nations Georgia Intermediate Municipal Bond                  -                                 99.04%
Fund
----------------------------------------------------------------------------------------------------------------------
Nations Global Government Income Fund                      0.00%                                  -
----------------------------------------------------------------------------------------------------------------------
Nations Intermediate Municipal Bond Fund                     -                                 100.00%-
----------------------------------------------------------------------------------------------------------------------
Nations International Equity Fund                            -                                 100.00%
----------------------------------------------------------------------------------------------------------------------
Nations International Growth Fund                            -                                 100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Managed Index Fund                                 0.00%                                  -
----------------------------------------------------------------------------------------------------------------------
Nations Municipal Income Fund                                -                                 98.42%
----------------------------------------------------------------------------------------------------------------------
Nations Small Company Growth Fund                            -                                  6.12%
----------------------------------------------------------------------------------------------------------------------
Nations South Carolina Intermediate                          -                                 79.38%
Municipal Bond Fund
----------------------------------------------------------------------------------------------------------------------
Nations South Carolina Municipal Bond Fund                 93.25%                                 -
----------------------------------------------------------------------------------------------------------------------
Nations U.S. Government Bond Fund                            -                                 46.40%
----------------------------------------------------------------------------------------------------------------------
Nations Value Fund                                         61.85%                              66.01%
----------------------------------------------------------------------------------------------------------------------

Percentage Of Municipal Income By State and Territory

Many states do not tax income derived from investments in their own state obligations or in investments subject to agreements between their state and other states. The following chart shows the percentage of income excluding capital gains in the various Nations Funds portfolios derived from investments in municipal obligations. This percentage indicates the amount that may be tax-exempt in your state.

                           Nations          Nations Short-         Nations                 Nations          Nations
                            Tax-               Term              Intermediate             Municipal         Municipal
STATE                      Exempt            Municipal           Municipal Bond            Income           Reserves
                            Fund            Income Fund               Fund                  Fund
-----------------------------------------------------------------------------------------------------------------------
Alabama                     2.50%              0.00%                  1.00%                 2.93%            3.73%
-----------------------------------------------------------------------------------------------------------------------
Alaska                      1.18%              4.04%                  2.17%                 3.38%            0.45%
-----------------------------------------------------------------------------------------------------------------------
Arizona                     5.09%              3.42%                  3.11%                 1.74%            1.22%
-----------------------------------------------------------------------------------------------------------------------
Arkansas                    0.17%              0.00%                  0.65%                 0.99%            0.23%
-----------------------------------------------------------------------------------------------------------------------
California                  2.07%              0.00%                  0.70%                 2.63%            4.83%
-----------------------------------------------------------------------------------------------------------------------
Colorado                    3.59%              0.00%                  2.11%                 1.15%            3.70%
-----------------------------------------------------------------------------------------------------------------------
Connecticut                 0.03%              0.00%                  1.24%                 1.30%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Delaware                    2.61%              0.00%                  0.02%                 0.00%            1.46%
-----------------------------------------------------------------------------------------------------------------------
District of Columbia        1.04%              1.64%                  0.89%                 1.34%            1.69%
-----------------------------------------------------------------------------------------------------------------------
Florida                     7.25%              1.08%                  6.75%                 7.84%            4.89%
-----------------------------------------------------------------------------------------------------------------------
Georgia                     6.06%              2.74%                  4.02%                 7.64%            8.30%
-----------------------------------------------------------------------------------------------------------------------
Guam                        0.00%              3.70%                  0.33%                 0.52%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Hawaii                      0.42%              0.81%                  2.17%                 1.50%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Idaho                       0.25%              0.00%                  0.00%                 0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Illinois                    14.19%             5.49%                  8.18%                 5.01%            9.66%
-----------------------------------------------------------------------------------------------------------------------
Indiana                     2.84%              1.69%                  0.94%                 3.44%            1.54%
-----------------------------------------------------------------------------------------------------------------------
Iowa                        0.25%              0.88%                  0.70%                 0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Kansas                      2.42%              0.42%                  0.65%                 1.53%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Kentucky                    3.80%              0.00%                  0.04%                 0.22%            2.53%
-----------------------------------------------------------------------------------------------------------------------
Louisiana                   2.33%              0.41%                  0.07%                 0.00%            2.39%
-----------------------------------------------------------------------------------------------------------------------
Maine                       0.37%              0.00%                  0.61%                 0.08%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Maryland                    0.80%              1.76%                  3.10%                 0.00%            0.55%
-----------------------------------------------------------------------------------------------------------------------
Massachusetts               0.12%              2.40%                  3.02%                 3.85%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Michigan                    2.34%              7.12%                  1.82%                 1.99%            2.99%
-----------------------------------------------------------------------------------------------------------------------
Minnesota                   0.86%              0.43%                  1.11%                 0.14%            0.31%
-----------------------------------------------------------------------------------------------------------------------
Mississippi                 0.80%              0.00%                  2.11%                 1.05%            0.32%
-----------------------------------------------------------------------------------------------------------------------
Missouri                    7.88%              0.49%                  2.60%                 2.02%            1.69%
-----------------------------------------------------------------------------------------------------------------------
Montana                     0.56%              0.00%                  0.00%                 0.00%            0.64%
-----------------------------------------------------------------------------------------------------------------------
Nebraska                    0.22%              0.00%                  0.22%                 0.10%            0.21%
-----------------------------------------------------------------------------------------------------------------------
Nevada                      0.00%              3.39%                  2.61%                 1.74%            0.00%
-----------------------------------------------------------------------------------------------------------------------
New Hampshire               0.00%              0.00%                  0.00%                 0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------
New Jersey                  0.32%              1.18%                  2.76%                 0.82%            0.00%
-----------------------------------------------------------------------------------------------------------------------
New Mexico                  0.55%              3.04%                  0.92%                 0.38%            1.82%
-----------------------------------------------------------------------------------------------------------------------
New York                    0.22%              3.45%                  2.59%                 4.28%            0.00%
-----------------------------------------------------------------------------------------------------------------------

                           Nations          Nations Short-         Nations                 Nations          Nations
                            Tax-               Term              Intermediate             Municipal         Municipal
STATE                      Exempt            Municipal           Municipal Bond            Income           Reserves
                            Fund            Income Fund               Fund                  Fund
-----------------------------------------------------------------------------------------------------------------------
North Carolina              2.48%              1.16%                  2.47%                 1.58%            0.42%
-----------------------------------------------------------------------------------------------------------------------
North Dakota                0.00%              0.25%                  0.00%                 0.00%            0.26%
-----------------------------------------------------------------------------------------------------------------------
Ohio                        1.40%              0.15%                  0.63%                 1.54%            5.85%
-----------------------------------------------------------------------------------------------------------------------
Oklahoma                    0.38%              0.42%                  0.66%                 0.00%            0.11%
-----------------------------------------------------------------------------------------------------------------------
Oregon                      1.31%              0.00%                  0.80%                 1.18%            0.72%
-----------------------------------------------------------------------------------------------------------------------
Pennsylvania                3.17%              4.66%                  2.81%                 4.39%            2.43%
-----------------------------------------------------------------------------------------------------------------------
Puerto Rico                 0.00%              1.07%                  0.27%                 0.09%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Rhode Island                0.21%              0.00%                  0.39%                 0.59%            0.00%
-----------------------------------------------------------------------------------------------------------------------
South Carolina              1.94%              2.13%                  1.82%                 2.79%            4.19%
-----------------------------------------------------------------------------------------------------------------------
South Dakota                0.00%              0.77%                  0.00%                 0.00%            0.46%
-----------------------------------------------------------------------------------------------------------------------
Tennessee                   1.40%              4.86%                  1.55%                 2.77%            6.35%
-----------------------------------------------------------------------------------------------------------------------
Texas                       5.07%             15.58%                  11.44%                10.38%           9.72%
-----------------------------------------------------------------------------------------------------------------------
Utah                        1.63%              0.00%                  0.13%                 2.01%            1.70%
-----------------------------------------------------------------------------------------------------------------------
Vermont                     0.00%              0.00%                  0.00%                 0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Virginia                    1.22%              2.51%                  6.51%                 1.48%            4.04%
-----------------------------------------------------------------------------------------------------------------------
Washington                  2.17%             11.60%                  7.18%                 9.47%            1.15%
-----------------------------------------------------------------------------------------------------------------------
West Virginia               1.86%              0.00%                  0.22%                 0.57%            1.46%
-----------------------------------------------------------------------------------------------------------------------
Wisconsin                   2.11%              2.67%                  2.24%                 0.41%            3.07%
-----------------------------------------------------------------------------------------------------------------------
Wyoming                     0.01%              0.00%                  0.00%                 0.47%            0.85%
-----------------------------------------------------------------------------------------------------------------------


State Specific Tax-Exempt Funds

For residents of the following states, a portion of income (excluding capital gains) derived from Nations Funds state-specific municipal bond funds for the year ended December 31, 1997 is exempt from regular federal and state income taxes. For certain investors, a portion of income may be subject to the federal Alternative Minimum Tax.

                                                                        State Exempt       Federal Exempt
FUND                                                                     Percentage          Percentage
-------------------------------------------------------------------------------------------------------------
Nations Florida Intermediate Municipal Bond Fund                           98.26%             100.00%
-------------------------------------------------------------------------------------------------------------
Nations Florida Municipal Bond Fund                                        97.24%              99.71%
-------------------------------------------------------------------------------------------------------------
Nations Georgia Intermediate Municipal Bond Fund                           98.93%              99.79%
-------------------------------------------------------------------------------------------------------------
Nations Georgia Municipal Bond Fund                                        97.35%              99.13%
-------------------------------------------------------------------------------------------------------------
Nations Maryland Intermediate Municipal Bond Fund                          95.80%             100.00%
-------------------------------------------------------------------------------------------------------------
Nations Maryland Municipal Bond Fund                                       93.44%              99.48%
-------------------------------------------------------------------------------------------------------------
Nations North Carolina Intermediate Municipal Bond Fund                    95.53%              99.87%
-------------------------------------------------------------------------------------------------------------


Nations North Carolina Municipal Bond Fund                                 97.69%              99.53%
-------------------------------------------------------------------------------------------------------------
Nations South Carolina Intermediate Municipal Bond Fund                    98.72%              99.95%
-------------------------------------------------------------------------------------------------------------
Nations South Carolina Municipal Bond Fund                                 93.76%              99.44%
-------------------------------------------------------------------------------------------------------------
Nations Tennessee Intermediate Municipal Bond Fund                         97.91%              99.89%
-------------------------------------------------------------------------------------------------------------
Nations Tennessee Municipal Bond Fund                                      97.47%             100.00%
-------------------------------------------------------------------------------------------------------------
Nations Texas Intermediate Municipal Bond Fund                             81.38%              99.99%
-------------------------------------------------------------------------------------------------------------
Nations Texas Municipal Bond Fund                                          83.51%              99.39%
-------------------------------------------------------------------------------------------------------------
Nations Virginia Intermediate Municipal Bond Fund                          97.87%              99.94%
-------------------------------------------------------------------------------------------------------------
Nations Virginia Municipal Bond Fund                                       95.42%              99.73%
-------------------------------------------------------------------------------------------------------------


Alternative Minimum Tax

This information is to be used to calculate your federal Alternative Minimum Tax liability, if applicable. Multiply the percentage below by the Fund distribution (excluding capital gains) to give you the distributions to be added to your Alternative Minimum Taxable income.

FUND                                                                                            Percentage
-------------------------------------------------------------------------------------------------------------
Nations Florida Intermediate Municipal Bond Fund                                                  5.94%
-------------------------------------------------------------------------------------------------------------
Nations Florida Municipal Bond Fund                                                               17.79%
-------------------------------------------------------------------------------------------------------------
Nations Georgia Intermediate Municipal Bond Fund                                                  6.50%
-------------------------------------------------------------------------------------------------------------
Nations Georgia Municipal Bond Fund                                                               19.17%
-------------------------------------------------------------------------------------------------------------
Nations Intermediate Municipal Bond Fund                                                          6.28%
-------------------------------------------------------------------------------------------------------------
Nations Maryland Intermediate Municipal Bond Fund                                                 4.17%
-------------------------------------------------------------------------------------------------------------
Nations Maryland Municipal Bond Fund                                                              10.55%
-------------------------------------------------------------------------------------------------------------
Nations Municipal Income Fund                                                                     12.44%
-------------------------------------------------------------------------------------------------------------
Nations Municipal Reserves                                                                        9.79%
-------------------------------------------------------------------------------------------------------------
Nations North Carolina Intermediate Municipal Bond Fund                                           4.23%
-------------------------------------------------------------------------------------------------------------
Nations North Carolina Municipal Bond Fund                                                        14.86%
-------------------------------------------------------------------------------------------------------------
Nations Short-Term Municipal Income Fund                                                          9.96%
-------------------------------------------------------------------------------------------------------------
Nations South Carolina Intermediate Municipal Bond Fund                                           6.22%
-------------------------------------------------------------------------------------------------------------
Nations South Carolina Municipal Bond Fund                                                        15.57%
-------------------------------------------------------------------------------------------------------------
Nations Tax-Exempt Fund                                                                           16.64%
-------------------------------------------------------------------------------------------------------------
Nations Tennessee Intermediate Municipal Bond Fund                                                9.53%
-------------------------------------------------------------------------------------------------------------
Nations Tennessee Municipal Bond Fund                                                             16.04%
-------------------------------------------------------------------------------------------------------------
Nations Texas Intermediate Municipal Bond Fund                                                    4.09%
-------------------------------------------------------------------------------------------------------------
Nations Texas Municipal Bond Fund                                                                 16.83%
-------------------------------------------------------------------------------------------------------------
Nations Virginia Intermediate Municipal Bond Fund                                                 6.83%
-------------------------------------------------------------------------------------------------------------
Nations Virginia Municipal Bond Fund                                                              14.66%
-------------------------------------------------------------------------------------------------------------

Corporate Qualifying Dividends

The following information is provided to enable shareholders to calculate the amount of dividends paid by the Fund which qualify for the corporate dividend received deduction.

                                                                   Domestic           Domestic & Foreign
FUND                                                             Corporations            Corporations
-------------------------------------------------------------------------------------------------------------
Nations Balanced Assets Fund                                         6.48%                   6.82%
-------------------------------------------------------------------------------------------------------------
Nations Capital Growth Fund                                         32.82%                  34.22%
-------------------------------------------------------------------------------------------------------------
Nations Disciplined Equity Fund                                     18.88%                  19.50%
-------------------------------------------------------------------------------------------------------------
Nations Emerging Growth Fund                                        19.87%                  19.95%
-------------------------------------------------------------------------------------------------------------
Nations Emerging Markets Fund                                        0.00%                  100.00%
-------------------------------------------------------------------------------------------------------------
Nations Equity Income Fund                                          30.13%                  30.70%
-------------------------------------------------------------------------------------------------------------
Nations Equity Index Fund                                           50.88%                  52.15%
-------------------------------------------------------------------------------------------------------------
Nations International Equity Fund                                    0.00%                  100.00%
-------------------------------------------------------------------------------------------------------------
Nations International Growth Fund                                    0.00%                  100.00%
-------------------------------------------------------------------------------------------------------------
Nations Managed Index Fund                                          84.38%                  85.49%
-------------------------------------------------------------------------------------------------------------
Nations Managed SmallCap Index Fund                                 22.43%                  22.46%
-------------------------------------------------------------------------------------------------------------
Nations Managed SmallCap Value Index Fund                           75.88%                  75.88%
-------------------------------------------------------------------------------------------------------------
Nations Managed Value Index Fund                                    75.78%                  75.78%
-------------------------------------------------------------------------------------------------------------
Nations Pacific Growth Fund                                          0.00%                  100.00%
-------------------------------------------------------------------------------------------------------------
Nations Value Fund                                                  44.32%                  45.23%
-------------------------------------------------------------------------------------------------------------


Florida Intangibles Tax Percentage(3)

                                                                                                  Exempt
FUND                                                                                            Percentage
Equity
Nations Balanced Assets Fund                                                                      19.37%
-------------------------------------------------------------------------------------------------------------
Nations Capital Growth Fund                                                                       0.00%
-------------------------------------------------------------------------------------------------------------
Nations Disciplined Equity Fund                                                                   0.00%
-------------------------------------------------------------------------------------------------------------
Nations Emerging Growth Fund                                                                      0.00%
-------------------------------------------------------------------------------------------------------------
Nations Emerging Markets Fund                                                                     0.00%
-------------------------------------------------------------------------------------------------------------
Nations Equity Income Fund                                                                        0.00%
--------------------------------------------------------------------------------------------------------------
Nations Equity Index Fund                                                                         0.11%
-------------------------------------------------------------------------------------------------------------
Nations International Equity Fund                                                                 0.00%
-------------------------------------------------------------------------------------------------------------
Nations International Growth Fund                                                                 0.00%
-------------------------------------------------------------------------------------------------------------
Nations LifeGoal Growth Portfolio                                                                 0.00%
-------------------------------------------------------------------------------------------------------------
Nations LifeGoal Balanced Growth Portfolio                                                        0.00%
-------------------------------------------------------------------------------------------------------------
Nations LifeGoal Income and Growth Portfolio                                                      0.00%
-------------------------------------------------------------------------------------------------------------

                                                                                                  Exempt
FUND                                                                                            Percentage

Nations Managed Index Fund                                                                        0.13%
-------------------------------------------------------------------------------------------------------------
Nations Managed SmallCap Index Fund                                                               0.00%
-------------------------------------------------------------------------------------------------------------
Nations Managed SmallCap Value Index Fund                                                         0.00%
-------------------------------------------------------------------------------------------------------------
Nations Managed Value Index Fund                                                                  0.00%
-------------------------------------------------------------------------------------------------------------
Nations Pacific Growth Fund                                                                       0.00%
-------------------------------------------------------------------------------------------------------------
Nations Value Fund                                                                                0.00%
-------------------------------------------------------------------------------------------------------------

Fixed Income

Nations Diversified Income Fund                                                                   39.79%
-------------------------------------------------------------------------------------------------------------
Nations Global Government Income Fund                                                             0.00%
-------------------------------------------------------------------------------------------------------------
Nations Government Securities Fund                                                                0.00%
-------------------------------------------------------------------------------------------------------------
Nations Short-Intermediate Government Fund                                                        63.44%
-------------------------------------------------------------------------------------------------------------
Nations Short-Term Income Fund                                                                    8.01%
-------------------------------------------------------------------------------------------------------------
Nations Strategic Fixed Income Fund                                                               8.28%
-------------------------------------------------------------------------------------------------------------
Nations U.S. Government Bond Fund                                                                 0.00%
-------------------------------------------------------------------------------------------------------------

Money Market

Nations Cash Reserves                                                                             0.46%
-------------------------------------------------------------------------------------------------------------
Nations Government Money Market Fund                                                             100.00%
-------------------------------------------------------------------------------------------------------------
Nations Government Reserves                                                                       24.61%
-------------------------------------------------------------------------------------------------------------
Nations Prime Fund                                                                                0.00%
-------------------------------------------------------------------------------------------------------------
Nations Treasury Fund                                                                             0.00%
-------------------------------------------------------------------------------------------------------------
Nations Treasury Reserves                                                                         12.56%
-------------------------------------------------------------------------------------------------------------

Municipal

Nations Florida Intermediate Municipal Bond Fund                                                 100.00%
-------------------------------------------------------------------------------------------------------------
Nations Florida Municipal Bond Fund                                                              100.00%
-------------------------------------------------------------------------------------------------------------
Nations Georgia Intermediate Municipal Bond Fund                                                  0.72%
-------------------------------------------------------------------------------------------------------------
Nations Georgia Municipal Bond Fund                                                               0.00%
-------------------------------------------------------------------------------------------------------------
Nations Intermediate Municipal Bond Fund                                                          0.18%
-------------------------------------------------------------------------------------------------------------
Nations Maryland Intermediate Municipal Bond Fund                                                 1.30%
-------------------------------------------------------------------------------------------------------------
Nations Maryland Municipal Bond Fund                                                              9.92%
-------------------------------------------------------------------------------------------------------------
Nations Municipal Income Fund                                                                     0.00%
-------------------------------------------------------------------------------------------------------------
Nations North Carolina Intermediate Municipal Bond Fund                                           0.93%
-------------------------------------------------------------------------------------------------------------
Nations North Carolina Municipal Bond Fund                                                        2.06%
-------------------------------------------------------------------------------------------------------------
Nations Short-Term Municipal Income Fund                                                          2.44%
-------------------------------------------------------------------------------------------------------------
Nations South Carolina Intermediate Municipal Bond Fund                                           0.00%
-------------------------------------------------------------------------------------------------------------
Nations South Carolina Municipal Bond Fund                                                        5.29%
-------------------------------------------------------------------------------------------------------------
Nations Tax-Exempt Fund                                                                           0.00%
-------------------------------------------------------------------------------------------------------------

                                                                                                  Exempt
FUND                                                                                            Percentage
-------------------------------------------------------------------------------------------------------------
Nations Municipal Reserves                                                                        0.00%
-------------------------------------------------------------------------------------------------------------
Nations Tennessee Intermediate Municipal Bond Fund                                                4.25%
-------------------------------------------------------------------------------------------------------------
Nations Tennessee Municipal Bond Fund                                                             7.81%
-------------------------------------------------------------------------------------------------------------
Nations Texas Intermediate Municipal Bond Fund                                                    0.26%
-------------------------------------------------------------------------------------------------------------
Nations Texas Municipal Bond Fund                                                                 3.06%
-------------------------------------------------------------------------------------------------------------
Nations Virginia Intermediate Municipal Bond Fund                                                 0.00%
-------------------------------------------------------------------------------------------------------------
Nations Virginia Municipal Bond Fund                                                              0.00%
-------------------------------------------------------------------------------------------------------------

(3) If any portion of a fund's shares is subject to the Florida Intangibles Tax, then only U.S. government obligations will retain their tax-exempt status. Obligations issued by Florida would lose their exempt status and be subject to the intangibles tax.


Additional Information:

As a shareholder of Nations International Equity Fund, Nations Emerging Markets Fund, Nations Pacific Growth Fund and or Nations Global Government Income Fund who received dividends, you are entitled to receive your choice of either a foreign tax credit or an itemized deduction for foreign taxes paid by the Fund. Your portion of the foreign taxes paid by the Fund in 1997 is reported in Box 3 of your Form 1099-DIV.

To take an itemized deduction for your share of the foreign taxes paid by the Fund, include the amount in Box 3 of Form 1099-DIV on Schedule A, Line 8 of your Form 1040.

The TaxPayer Relief Act of 1997 has modified the flow-through status of Foreign Tax Credits ("FTCs"). As a result, a percentage of FTC might not be eligible for credit. In order to assist you in determining the amount of Foreign Tax Paid which is not eligible for a credit, multiply the percentage listed in Column A below, by the Foreign Tax Paid ("FTP") amount reported on Form 1099-DIV, box 3. For each fund, deduct this amount from the FTP (box 3) and report the total resulting amounts in Form 1040, Line 43.

To compute the allowable credit, individual shareholders must complete IRS Form 1116 and attach it to their Form 1040. Corporate shareholders should complete Form 1118. The chart below should be used to prepare either of these Forms.

Although it will generally be more advantageous to claim a credit for the foreign taxes paid, the ability to claim a credit depends on your individual tax situation. We suggest that you consult your tax adviser to determine your best course of action.

                                                            (A) Amount Not             (B) Foreign Source
Fund                                                      Eligible For Foreign             Income Factor
                                                             Tax Credit
Nations Emerging Markets Fund                                   0.00%                      .38792129
Nations International Equity Fund                               0.00%                      .51953104
Nations Pacific Growth Fund                                     0.00%                      .48509903

Foreign Tax Factor (C) and Foreign Income Factor (D)
-------------------------------------------------------------------------------------------------------------

                                 Nations                   Nations Emerging             Nations Pacific
                              International                  Markets Fund                Growth Fund
Country                        Equity Fund
                            C             D              C              D               C             D
Argentina                 0.00%         0.42%          0.00%          5.08%           0.00%         0.00%
Australia                 2.83%         5.71%          0.00%          0.00%          22.12%        10.08%
Belgium                   2.22%         1.65%          0.00%          0.00%           0.00%         0.00%
Brazil                    1.05%         3.15%         21.05%          28.62%          0.00%         0.00%
Egypt                     0.00%         0.00%          0.00%          1.40%           0.00%         0.00%
Switzerland               4.80%         4.68%          0.00%          0.00%           0.00%         0.00%
Chile                     1.68%         1.38%         15.27%          7.20%           0.00%         0.00%
Germany                   4.00%         4.46%          0.00%          0.00%           0.00%         0.00%
Spain                     3.46%         2.60%          0.00%          0.00%           0.00%         0.00%
France                   10.81%         8.22%          0.00%          0.00%           0.00%         0.00%
Great Britain            33.23%         26.80%         2.78%          1.05%           0.00%         0.00%
Greece                    0.00%         0.00%         12.75%          3.69%           0.00%         0.00%
Hungary                   0.00%         0.00%          0.00%          0.52%           0.00%         0.00%
Hong Kong                 0.00%         9.85%          0.00%          8.65%           0.00%        65.32%
Indonesia                 0.06%         0.39%          6.10%          4.01%          11.61%         5.07%
Israel                    0.00%         0.00%          0.48%          0.64%           0.00%         0.00%
India                     0.00%         0.19%          0.11%          2.33%           0.00%         0.00%
Italy                     2.44%         1.82%          0.00%          0.00%           0.00%         0.00%
Japan                    12.01%         8.95%          0.00%          0.00%           0.00%         0.00%
Korea                     0.90%         1.10%          0.93%          1.55%          11.09%         4.59%
Malaysia                  2.25%         0.84%         20.78%          5.18%          35.89%         8.45%
Mexico                    0.00%         4.81%          0.00%          8.74%           0.00%         0.00%
Netherlands               9.91%         7.29%          0.00%          0.00%           0.00%         0.00%
Norway                    0.00%         0.00%          0.00%          0.00%           0.00%         0.00%
Peru                      0.00%         0.38%          0.00%          3.50%           0.00%         0.00%
Philippines               0.04%         0.03%          3.24%          0.97%           1.60%         0.44%
Portugal                  0.48%         0.48%          5.91%          3.94%           0.00%         0.00%
Russia                    0.00%         0.00%          0.00%          0.28%           0.00%         0.00%
Sweden                    3.45%         2.57%          0.00%          0.00%           0.00%         0.00%
Singapore                 3.84%         1.62%          0.00%          0.00%          16.17%         5.02%
Thailand                  0.54%         0.61%          0.99%          0.74%           1.52%         1.03%
Taiwan                    0.00%         0.00%          0.00%          1.11%           0.00%         0.00%
South Africa              0.00%         0.00%          9.61%          10.80%          0.00%         0.00%

                         100.00%       100.00%        100.00%        100.00%         100.00%       100.00%

        Instructions For Calculating Foreign Tax and Foreign Source Income by Country:

              1. To calculate your foreign tax by country, multiply the total foreign taxes (Form 1099-DIV, Box 3) by the applicable Foreign Tax Factor percentage (Column C) indicated in the chart to the left.

              2. To calculate the total foreign source income, multiply the amount in Box 1b on Form 1099-DIV by the appropriate factor in column B.

              3. To calculate the total foreign source income by country, multiply the total foreign source income determined in step 2 by the applicable Foreign Income Factor percentage (Column D) presented in the chart to the left.

                                  SCHEDULE III

                       SERVICE LEVEL PERFORMANCE STANDARDS

----------------------------------------------------------------------------------------------------------------------------
                          SERVICE                                                       STANDARD
----------------------------------------------------------------------------------------------------------------------------
1.       Daily Cash Availability                             |_|      100% accuracy and delivery by 9:00 a.m. EST for
                                                                      Money Market Funds and 9:30 a.m. EST for all
                                                                      others

                                                             |_|      Compensation for uninvested cash at Nations Cash
                                                                      Reserves' mill rate
----------------------------------------------------------------------------------------------------------------------------
2.       Calculation of daily NAVs                           |_|      100% accuracy by 5:00 p.m. EST including pricing,
                                                                      expense accruals, cash activity, manual entries,
                                                                      S/H activity.  Delivery by 5:45 p.m. EST
----------------------------------------------------------------------------------------------------------------------------
3.       Review of daily NAVs                                |_|      100% review by 5:30 p.m. EST

                                                                      |_|      Review of NAV components for reasonableness
                                                                               including analysis of the change in the NAV and
                                                                               the change in mill rates.

                                                                      |_|      Review of price variance report

                                                                      |_|      Review of manual proof
----------------------------------------------------------------------------------------------------------------------------
4.       NASDAQ Reporting                                    |_|      100% accuracy and communication by 5:45 p.m. EST
----------------------------------------------------------------------------------------------------------------------------
5.       Daily Pricing and Rate Report (DPRR)                |_|      100% accuracy in nightly transmission of DPRRs

                                                                      |_|      Money Market Funds-5:30 p.m. EST

                                                                      |_|      All other funds- 6:00 p.m. EST
----------------------------------------------------------------------------------------------------------------------------
6.       FundStation Report (SubM)                           |_|      100% accuracy and nightly transmission by 7:00 p.m.
                                                                         EST
----------------------------------------------------------------------------------------------------------------------------
7.       Processing of trade tickets                         |_|      100% accuracy and processed by T+1 if received by
                                                                         the following cut-off times:

                                                                      |_|      All Funds (except International) - 10:00 am (T+1)

                                                                      |_|      International - 12:00 p.m. (T+1)

                                                                      |_|      Same day settlements - 1:30 p.m.
----------------------------------------------------------------------------------------------------------------------------

                                     III-1

----------------------------------------------------------------------------------------------------------------------------
                          SERVICE                                                       STANDARD
----------------------------------------------------------------------------------------------------------------------------
8.       Problem Resolution (general)                        |_|      NAV impact analysis within 1 day

                                                             |_|      Clear and timely communication of 100% of issues

                                                             |_|      Ongoing Tracking
----------------------------------------------------------------------------------------------------------------------------
9.       Cash reconciliations                                |_|      Performed daily and sent daily to NBAI (Money Market
                                                                         Funds) and sent weekly to NBAI (all other funds)

                                                             |_|      Issues communicated to NBAI same day

                                                             |_|      Outstanding items addressed within 1 business day
----------------------------------------------------------------------------------------------------------------------------
10.      Position Reconciliations                            |_|      Performed daily and sent weekly to NBAI

                                                             |_|      Issues communicated to NBAI same day
                                                             |_|      Open issues addressed within 2 business days
----------------------------------------------------------------------------------------------------------------------------
11.      Tax reporting

         |_|    Federal, state, tax returns                  |_|      Tax provision package prepared within time
                                                                      parameters as set by NBAI/Independent tax
         |_|    Tax provision packages including Sub-M                personnel (PWC)
                and excise tax amounts/ distributions
                                                             |_|      Estimates of tax requirements prepared as required
         |_|    Identification of all book/tax differences            by NBAI for proper tax planning

         |_|    Capital gain estimate preparations
----------------------------------------------------------------------------------------------------------------------------
12.      Statistical Reports                                 |_|      Filed within the time parameters as set forth by
                                                                      each statistical service
----------------------------------------------------------------------------------------------------------------------------
13.      Expense accruals/payments                           |_|      Payments made on the business day written
                                                                      instructions from an authorized signator received

                                                             |_|      Expense accruals made with 100% accuracy based upon
                                                                      written instructions from NBAI
----------------------------------------------------------------------------------------------------------------------------
14.      Management Reports                                  |_|      Provided to NBAI within 10 business days of month end
----------------------------------------------------------------------------------------------------------------------------

                                     III-2


----------------------------------------------------------------------------------------------------------------------------
                          SERVICE                                                       STANDARD
----------------------------------------------------------------------------------------------------------------------------
15.      Year end tax reports                                |_|      Provided to NBAI within the time frame agreed to
----------------------------------------------------------------------------------------------------------------------------
16.      Annual/Semi-Annual Reports                          |_|      Provide Trial Balance within 5 business days after
                                                                      annual/semi-annual period
                                                             |_|      Provide additional financial statement support as
                                                                      agreed to
----------------------------------------------------------------------------------------------------------------------------
17.      Daily Reports                                       |_|      To be provided on the following day

                                                             |_|      Provide detailed portfolio valuation
                                                             |_|      Trial Balance
----------------------------------------------------------------------------------------------------------------------------
18.      Daily Cash Sweep                                    |_|      100% accuracy and communication by 2:00 p.m. EST

                                                             |_|      Nations Cash Reserves

                                                             |_|      AIM

                                                             |_|      Nuveen

----------------------------------------------------------------------------------------------------------------------------
19.      Post Dividends / Corporate Actions                  |_|      100% accuracy and posted on effective date
----------------------------------------------------------------------------------------------------------------------------
20.      Monthly Reconciliations                             |_|      Complete reconciliations within 10 business days
----------------------------------------------------------------------------------------------------------------------------
21.      Reporting to Sub-Advisors                           |_|      Provide nightly and other periodic reporting to
                                                                      Nations Funds Sub-Advisors
----------------------------------------------------------------------------------------------------------------------------
22.      Compliance                                          |_|      Provide compliance reports as requested by NBAI
----------------------------------------------------------------------------------------------------------------------------

                                     III-3

                                   SCHEDULE IV
                                   (Attached)

                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                       FOR NATIONSBANC MANAGED PORTFOLIOS
                                Effective 12/1/98

Money Market Funds
------------------

1 1/4           basis point per annum on the first $3 billion of each
                portfolio's average net assets;
1               basis point on the next $3 billion;
1/2             of one basis point on the next $4 billion;
1/4             of one basis point on the excess.

Domestic Equity
---------------
6                     basis points per annum on the first $1 billion of each
                      portfolio's average net assets;
4                     basis points on the next $500 million;
2                     basis points on the next $500 million;
1                     basis point on the excess.

Domestic Fixed Income
---------------------
5                     basis points per annum on the first $1 billion of each
                      portfolio's average net assets.
3                     basis points on the next $500 million.
1 1/2                 basis point on the next $500 million.
1/2                   of one basis point on the excess.

International Funds
-------------------
7                     basis points per annum on the first $1 billion of each
                      portfolio's average net assets;
5                     basis points on the next $500 million;
3                     basis points on the next $500 million;
1                     basis point on the excess.

                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                       FOR NATIONSBANC MANAGED PORTFOLIOS
                                Effective 12/1/98



Multiple Class Charges
----------------------

$500 per month, per portfolio, for each additional class in excess of nine (9) classes.

System Development/Usage/Spectra Report Writer
----------------------------------------------

There will be no charges for developing systems interfaces with the Bank or for on-going usage of any Bank systems related to fund accounting or administration services.

Accounting Out-of-Pocket Expenses
---------------------------------

The cost of prices for securities exclusively held by Nations obtained from third party pricing vendors will be in addition to the above fees.

Administration Out-of-Pocket Expenses
-------------------------------------

These expenses are billed as they are incurred at cost. Out-of-pocket expenses traditionally include, but are not limited to, cost associated with attendance at Board Presentations, printing of shareholders reports, express mail charges, etc.

Billing Cycle
-------------

The above fees will be billed on a monthly basis.

NationsBanc Advisors, Inc.                 The Bank of New York

Approved by:                               Approved by:  /s/  Ira Rosner
                                                         ---------------

Name:                                      Name:  Ira Rosner
                                                  ----------

Title:                                     Title:  Vice President
                                                   --------------

Date:                                      Date:  May 7, 1999
                                                  -----------

NationsBanc Managed Portfolios

Fund Accounting and Sub Administration Fee Schedule

When Aggregate Assets Exceed $100 billion


Fund Type                                               Basis Points
---------                                               ------------
Money Market
------------
First               $2 billion                          0.000100
Next                $1 billion                          0.000075
On excess           (>$3.0 billion)                     0.000025
Domestic Equity
---------------
First               $500 million                        0.000550
Next                $500 million                        0.000450
Next                $500 million                        0.000250
Next                $500 million                        0.000150
On excess           (>$2.0 billion)                     0.000050
Domestic Fixed Income
---------------------
First               $500 million                        0.000450
Next                $500 million                        0.000350
Next                $250 million                        0.000225
Next                $250 million                        0.000100
On excess           (>$1.5 billion)                     0.000050
International
-------------
First               $500 million                        0.00060
Next                $500 million                        0.00050
Next                $250 million                        0.00040
Next                $250 million                        0.00030
On excess           (>$1.5 billion)                     0.00005

                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                                       FOR
                         NATIONSBANC MANAGED PORTFOLIOS
                                (Multi Managers)

Multi-Managers

$22,000 per annum for each multi-manager going to a single feeder. These fees will be in addition to the following fee schedule now in effect.

For each new multi-manager account with assets less than $20 million, we will waive our fees for the first three months.

Money Market Funds

1 1/4                 basis point per annum on the first $3 billion of each
                      portfolio's average net assets;
1                     basis point on the next $3 billion;
1/2                   of one basis point on the next $4 billion;
1/4                   of one basis point on the excess.
Domestic Equity
6                     basis points per annum on the first $1 billion of each
                      portfolio's average net assets;
4                     basis points on the next $500 million;
2                     basis points on the next $500 million;
1                     basis point on the excess.
Domestic Fixed Income
5                     basis points per annum on the first $1 billion of each
                      portfolio's average net assets.
3                     basis points on the next $500 million.
1 1/2                 basis point on the next $500 million.
1/2                   of one basis point on the excess.
International Funds
7                     basis points per annum on the first $1 billion of each
                      portfolio's average net  assets;
5                     basis points on the next $500 million;
3                     basis points on the next $500 million;
1                     basis point on the excess.
                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                                       FOR
                         NATIONSBANC MANAGED PORTFOLIOS
                                (Multi Managers)



Multiple Class Charges

$500 per month, per portfolio, for each additional class in excess of nine (9) classes.

System Development/Usage/Spectra Report Writer

There will be no charges for developing systems interfaces with the Bank or for on-going usage of any Bank systems related to fund accounting or administration services.

Accounting Out-of-Pocket Expenses

The cost of prices for securities exclusively held by Nations obtained from third party pricing vendors will be in addition to the above fees.

Administration Out-of-Pocket Expenses

These expenses are billed as they are incurred at cost. Out-of-pocket expenses traditionally include, but are not limited to, cost associated with attendance at Board Presentations, printing shareholders reports, express mail charges, etc.

Billing Cycle

The above fees will be billed on a monthly basis.

NationsBanc Advisors, Inc.             The Bank of New York

Approved by:                           Approved by:  /s/  Ira Rosner
                                                     ---------------

Name:                                  Name:  Ira Rosner
                                              ----------

Title:                                 Title:  Vice President

Date:                                  Date:  May 7, 1999
                                              -----------

                                   SCHEDULE V

 All Database Companies             Quarterly List

 AMG Data Services                  Lipper
 Barron's                           Morningstar
 Bloomberg                          CDA Wiesenberger
 CDA Wiesenberger                   Investment Company Institute
 Commerce Clearing House (CCH)      S&P Micropal
 Forbes                             Institute for Economic Research
 Institute for Economic Research    Value Line
 Interactive Data Services          Media General Financial Services
 Investment Company Institute       LCG Associates
 LCG Associates                     Closed End Fund Digest (Closed End Only)
 Lipper                             Lipper - International (Closed End Only)
 Media General
 Moody's Investors Service
 Morningstar
 S&P Micropal
 Strategic Insights
 Value Line

                                   SCHEDULE VI

                               Conversion Schedule

------------------------------------------------------------------------

               Fund Type        Number of Funds         No Later Than
------------------------------------------------------------------------
Money Market Funds                  9 Funds               12/1/98

------------------------------------------------------------------------
Variable Annuity Funds              8 Funds               12/31/98

------------------------------------------------------------------------
International Funds:                8 Funds               12/31/98
   -  Global Government
   -  Emerging Markets
   -  Pacific Growth
   -  International Equity
   -  International Growth
   -  International Value
   -  2 Marsico Funds

------------------------------------------------------------------------
All Remaining Funds                44 Funds               2/15/99
------------------------------------------------------------------------